UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENERGY TRANSFER LP

(Exact name of registrant as specified in its charter)

Delaware	30-0108820
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-253956

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the 7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series C Preferred Units”), the 7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series D Preferred Units”) and the 7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series E Preferred Units” and, collectively with the Series C Preferred Units and the Series D Preferred Units, the “ET Preferred Units”) representing limited partner interests in Energy Transfer LP (the “Registrant”) are set forth under the captions “Comparison of Preferred Unitholders’ Rights and Description of ET Preferred Units” and “Material U.S. Federal Income Tax Consequences of ET Preferred Unit Ownership” in the Registrant’s prospectus forming part of its Registration Statement on Form S-4 (No. 333-253956), originally filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2021 and declared effective by the SEC on March 16, 2021, and which descriptions are incorporated herein by reference. The summary descriptions of the ET Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of the Exhibit

1	Registration Statement on Form S-4 (Registration No. 333-253956), filed March 5, 2021 (incorporated herein by reference).

2	Certificate of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.2 of Form S-1, File No. 333-128097, filed September 2, 2005).

3	Certificate of Amendment to Certificate of Limited Partnership of Energy Transfer LP (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed October 19, 2018).

4	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated February 8, 2006 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed February 14, 2006).

5	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated November 1, 2006 (incorporated by reference to Exhibit 3.3.1 of Form 10-K, File No. 1-32740, filed November 29, 2006).

6	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated November 9, 2007 (incorporated by reference to Exhibit 3.3.2 of Form 8-K, File No. 1-32740, filed November 13, 2007).

7	Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated May 26, 2010 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed June 2, 2010).

8	Amendment No. 4 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated December 23, 2013 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed December 27, 2013).

9	Amendment No. 5 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated March 8, 2016 (incorporated by reference to Exhibit 3.1 of Form 8-K, File No. 1-32740, filed March 9, 2016).

10	Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P., dated October 19, 2018 (incorporated by reference to Exhibit 3.2 of Form 8-K, File No. 1-32740, filed October 19, 2018).

11	Amendment No. 7 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP, dated as of August 6, 2019 (incorporated by reference to Exhibit 3.10 to Form 10-Q, File No. 1-32740, filed August 8, 2019)

12	Form of Amendment No. 8 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP (incorporated by reference to Exhibit 3.11 of Form S-4, File No. 333-253956, filed March 5, 2021)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGY TRANSFER LP

	By:	LE GP, LLC
its General Partner

Date: March 30, 2021	By:	/s/ Bradford D. Whitehurst
Bradford D. Whitehurst
Chief Financial Officer